                                                                   EXHIBIT 99.1


                                    DELAWARE
                            -----------------------            PAGE 1
                                 The First Date


         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES:

         "MTECH ACQUISITION, INC.", A DELAWARE CORPORATION,

         WITH AND INTO GENEX TECHNOLOGIES, INC." UNDER THE NAME OF "GENEX TECHNOLOGIES, INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF MARYLAND, AS RECEIVED AND FILED IN THIS OFFICE THE FOURTEENTH DAY OF FEBRUARY, A.D. 2005, AT 2:13 O'CLOCK P.M.

         A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS









                                       /S/ HARRIET SMITH WINDSOR
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
3925853  8100M          [SEAL]             AUTHENTICATION:  3683038

050119212                                            DATE:  02-14-05


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    State of Delaware
    Secretary of State
  Division of Corporations
Delivered 02:21 PM 02/14/2005
  FILED 02:13 PM 02/14/2005
SRV 050119212 - 3924490 FILE

                             CERTIFICATE OF MERGER
                                       OF
                MTECH ACQUISITION, INC., A DELAWARE CORPORATION,
                                 WITH AND INTO
                GENEX TECHNOLOGIES, INC., A MARYLAND CORPORATION

         The undersigned corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware DOES HEREBY CERTIFY:

         FIRST:   The name and state of incorporation of each of the constituent corporations of the merger are as follows:

         Name                                State of Incorporation
         ----                                ----------------------

         Genex Technologies, Inc.                  Maryland
         MTECH Acquisitions, Inc.                  Delaware

         SECOND:   An agreement and plan of merger (the "MERGER AGREEMENT") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 252 of the General Corporation Law of the State of Delaware and in accordance with the organizational documents of the parties.

         THIRD:   The Merger Agreement was duly approved by the shareholders of
Genex Technologies, Inc. in the manner required by Title 3, Subtitle 1, Section 3-105 of the Maryland General Corporations Law and by the articles of incorporation of Genex Technologies, Inc.

         FOURTH:   The name of the surviving corporation is "Genex Technologies,
Inc.", a Maryland corporation.

         FIFTH:   The certificate of incorporation of Genex Technologies, Inc., a Maryland corporation, as in effect immediately prior to the merger, shall be the certificate of incorporation of the surviving corporation.

         SIXTH:   An executed copy of the Merger Agreement is on file at the principal place of business of the surviving corporation, which is located at 10605 Concord Street, Suite 500, Kensington, MD 20895-2504.

         SEVENTH:   A copy of the Merger Agreement will be furnished by the
surviving corporation, on request and without cost, to any stockholder or member of either constituent corporation.

         EIGHTH:   That Genex Technologies, Inc. hereby agrees that it may be served with process in Delaware in any proceeding for enforcement of any obligation of MTECH Acquisition, Inc., as well as for enforcement of any obligation of Genex Technologies, Inc. arising from the merger, including any suit or other proceeding to enforce the right of any stockholder as determined in appraisal proceedings pursuant to Section 262 of the General Corporation Law of the State of Delaware, and Genex Technologies, Inc. hereby irrevocably appoints the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings. A copy of such process shall be mailed by the Secretary of State to Genex Technologies, Inc. at the following address:

         10605 Concord Street, Suite 500
         Kensington, MD 20895-2504

                                             DATED: FEBRUARY 14, 2005

                                             GENEX TECHNOLOGIES, INC.


                                             /S/ JOSEPH MACKIN
                                             --------------------------------
                                             By: Joseph Mackin, President






Certificate of Merger (Delaware)